 Exhibit 10.2

Final Version

Dex Media, Inc.

2016 Stock Incentive Plan

SECTION 1.       Purpose

1.1         The purposes of the Dex Media, Inc. 2016 Stock Incentive Plan (the “Plan”) are to enable Dex Media, Inc. (the “Company”) to attract, retain and reward its employees, officers, directors, consultants and advisors, and to encourage such persons to put forth maximum efforts for the growth and success of the Company by offering them an equity interest in the Company.

SECTION 2.      Types of Awards

2.1         Awards under the Plan shall be in the form of Incentive Options, Non- Qualified Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units (as such terms are defined below).

SECTION 3.       Definitions

3.1         Whenever used herein the following terms shall have the following meanings, respectively:

(a)            “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company.

(b)            “Board” shall mean the Board of Directors of the Company.

(c)            “Cause” shall mean, except as otherwise specified by the terms of an employment agreement with the award holder or an award agreement evidencing an award under this Plan, conduct amounting to (1) fraud or dishonesty against the Company; (2) an award holder’s willful misconduct, repeated refusal or failure to follow the reasonable directions of the Company or the award holder’s direct supervisor, or knowing violation of law in the course of performance of the duties owed by an award holder to the Company; (3) repeated intoxication with alcohol or drugs while on the Company’s premises during regular business hours; (4) a conviction of or plea of nolo contendere to a felony or a crime involving dishonesty; or (5) a material breach or material violation of the terms of any employment or other agreement to which an award holder and the Company are parties.

(d)           “Change in Control” shall have the meaning set forth in Section 14 of the Plan.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)           “Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to non-employee directors, the entire Board. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required by applicable law.

(g)         “Common Stock” shall mean the Company’s Common Stock, par value $0.01.

(h)         “Company” shall mean Dex Media, Inc., a Delaware corporation, and its successors.

(i)           “Disability” shall, with respect to a particular award holder, have the definition provided in the award holder’s agreement, or in the absence of such a definition, in an employment agreement between the award holder and the Company or its Affiliates, or in the absence of either such definition, “Disability” shall mean that the award holder is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death of can be expected to last for a continuous period of not less than 12 months. The determination of whether an award holder has a Disability shall be determined under procedures established by the Committee.

(j)           “Effective Date” shall have the meaning set forth in Section 17 of the Plan.

(k)          “Employee” shall mean an employee of the Company or of any Affiliate of the Company.

(l)           “Exchange Act” shall have the meaning set forth in Section 14.3(a).

(m)         “Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or otherwise; provided, however, that unless the Committee determines to use a different measure:

(i)             If the Common Stock is readily tradable on an established securities market (as determined for purposes of Section 409A), its Fair Market Value shall be the closing sales price for such stock (on such established securities market as is determined by the Board to be the primary market for Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred); and

(ii)            If the Common Stock is not readily tradable on an established securities market, its Fair Market Value shall be determined in accordance with Section 409A.

(n)         “Good Reason” shall mean, except as otherwise specified by the terms of an employment agreement with the award holder or an award agreement evidencing an award under this Plan, without the award holder’s consent:

(i)            a material diminution in the award holder’s base salary;

(ii)           a material change in the geographic location of the award holder’s principal place of employment that increases the distance from the award holder’s place of residence to place of employment by more than 50 miles; or

(iii)           if the award holder is a party to an employment agreement with the Company or one of its Affiliates, a material breach by the Company or an Affiliate of such agreement;

provided, however, that in the case of the definition of Good Reason enumerated in clauses (i) – (iii), in order to satisfy such definition: (a) the award holder must provide notice to the Company (or the Affiliate that employs or retains the award holder) of the condition described in (i) – (iii) above within 90 days of the initial existence of the condition; (b) the Company must be provided 30 days after receipt of such notice to remedy the condition and fail to do so; and (c) the award holder must terminate his or her Relationship within 150 days after the initial existence of the condition.

(o)         “Incentive Option” shall mean a Stock Option granted under the Plan which both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(p)         “Non-Qualified Option” shall mean a Stock Option granted under the Plan which either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q)         “Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

(r)          “Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired, terminated or been forfeited.

(s)         “Permitted Holder” shall have the meaning set forth in Section 14.3.

(t)          “Plan” shall mean this Dex Media, Inc. 2016 Stock Incentive Plan, as may be amended from time to time.

(u)         “Qualified Public Offering” shall mean the initial underwritten public offering of the Company’s equity securities, which has been made pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(v)        “Relationship” shall mean the status of employee, officer, director, consultant, independent contractor or advisor of the Company or any Affiliate of the Company.

(w)         “Restricted Stock” shall mean an award described in Section 10 of the Plan.

(x)          “Restricted Stock Unit” or “RSU” shall mean an award described in Section 11 of the Plan.

(y)         “Section 409A” shall mean Section 409A of the Code.

(z)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa)       “Stock Appreciation Right” shall mean an award described in Section 9 of the Plan.

(bb)       “Stock Option” shall mean an Incentive Option or a Non-Qualified Option.

(cc)        “Stockholders’ Agreement” shall mean the Stockholders Agreement by and among the Company and its shareholders as in effect from time to time and as may be amended from time to time.

SECTION 4.       Administration

4.1         The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to non-employee directors and to amend and interpret such awards.

4.2          The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant and amend awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)           to determine eligibility and select the persons to whom awards will be granted from among those eligible;

(b)           to determine the number of shares of Common Stock to be covered by each award granted hereunder subject to the limitations contained herein;

(c)            to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives, compliance with any restrictive covenants and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the award have been satisfied;

(d)           to determine the treatment of awards upon an Employee’s retirement, Disability, death, termination for Cause, termination for Good Reason or other termination of employment or upon a non-Employee award holder’s termination of Relationship;

(e)           with respect to amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award, to determine one or more of the following: (i) that such amounts will be paid to the award holder currently, (ii) that such amounts will be deferred and deemed to be reinvested (with such deemed investment earnings as may be determined by the Committee), (iii) that such amounts will be paid upon satisfaction of vesting requirements, and/or (iv) that the award holder has no rights with respect to such dividends, in each case, subject to any restrictions imposed by Section 409A;

(f)            to determine, subject to any limitations imposed under Section 409A, whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

(g)           to amend the terms of any award, prospectively or retroactively; provided, however, that except as provided in Section 16.4 of the Plan, no amendment shall impair the rights of the award holder without his or her written consent; and further provided that the Committee shall give due consideration to the accounting and Section 409A consequences prior to any amendment;

(h)           subject to any restrictions imposed by Section 409A, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher exercise prices;

(i)             to determine pursuant to a formula or otherwise the Fair Market Value of the Common Stock on a given date;

(j)            subject to any restrictions imposed by Section 409A and in addition to any applicable terms of the Stockholders’ Agreement, to provide that the shares of Common Stock received upon exercise of a Stock Option or otherwise under the Plan shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(k)           to adopt one or more sub-plans consistent with the Plan containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(l)            to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

4.3          Notwithstanding anything to the contrary contained herein (including without limitations Section 4.2 of the Plan), the duly appointed officers of the Company shall have the authority, in their discretion, to grant awards under the Plan to one or more Persons eligible under the Plan (other than any Persons whose compensation is otherwise required to be approved by the Committee pursuant to the Company’s governance documents), subject to applicable law and the terms, conditions and limitations otherwise contained in the Plan, including without limitation the maximum number of shares of Common Stock that may be issued under the Plan; provided, however, that in no case may any such officer of the Company grant an award to himself or herself.

4.4          All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company, award holders, and any other persons who may have an interest in an award under the Plan. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

4.5          The Committee shall act either by a majority of its members at a meeting (present in person or participating by conference telephone) or by unanimous written consent.

4.6          No member of the Board or the Committee, nor any officer or Employee of the Company or any of its Affiliates acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan. Notwithstanding the foregoing provisions of this Section 4.6, the Company shall not indemnify any person from or on account of any acts or omissions of such person finally adjudged to be intentional misconduct or knowing violations of law by such person or from or on account of any transaction with respect to which it is finally adjudged that such person personally received a material benefit in money, property or services to which such person was not legally entitled.

SECTION 5.       Stock Subject to Plan

5.1         The total number of shares of Common Stock which may be issued under the Plan shall be 11,100,000, of which no more than 11,100,000 shares may be issued upon the exercise of Incentive Options (both of these limits subject to adjustment as provided in Section 5.3). Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of Stock Appreciation Rights for cash or the payment of any award in cash shall not count against this share limit.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or an Affiliate of property or stock of an entity, the Company may assume awards granted by such entity or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan.

5.2          To the extent (i) a Stock Option is surrendered for cash or terminates without having been exercised, (ii) shares received upon exercise of a Stock Option are forfeited, (iii) shares of Restricted Stock are forfeited, (iv) an award terminates without the holder having received shares in payment of the award, (v) shares awarded are forfeited, or (vi) shares received under the Plan are repurchased by the Company at or below the price paid by the award holder, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the exercise price of Stock Options, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for awards under the Plan.

5.3          In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the Plan, the exercise price of Stock Options and the maximum number of shares of Common Stock subject to awards stated in Section 5.1 of the Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award. In the case of adjustments made pursuant to this Section 5.3, the Committee shall: (i) in the case of Incentive Stock Options, ensure that any adjustments under this Section 5.3 will not constitute a modification, extension or renewal of the Incentive Options within the meaning of Section 424(h)(3) of the Code, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, and (ii) in the case of Non-Qualified Options, ensure that any adjustments under this Section 5.3 will not constitute a modification of such Non-Qualified Options within the meaning of Section 409A.

The Board’s determination as to which adjustments shall be made under this Section 5.3 and the extent thereof shall be made with due regard for the accounting and Section 409A consequences, and shall be final, binding and conclusive.

SECTION 6.       Eligibility

6.1         The persons who are eligible for awards under the Plan are all Employees, officers, directors, consultants, and advisors of the Company or of any of its Affiliates, except that (i) only Employees may be granted Incentive Stock Options, and (ii) Stock Options and Stock Appreciation Rights that are not subject to the fixed date requirements of Section 409A may be granted only to Employees, officers, directors, consultants, or advisors of the Company or of an Affiliate at least 50% of whose common stock or equivalent ownership interests is directly or indirectly owned by the Company. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, except as otherwise permitted by Section 4.3 of the Plan. Any consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to the Company or one of its Affiliates shall be eligible for awards under the Plan; provided, however, that any advisor or consultant may be eligible for awards under the Plan only if such person’s participation in the Plan would not adversely affect the Company’s ability to rely on the Rule 701 exemption from registration under the Securities Act, for the offering of shares issuable under the Plan by the Company, or the Company’s compliance with any other applicable laws.

SECTION 7.       Non-Qualified Options

7.1          Subject to the following provisions, Non-Qualified Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)           Exercise Price. The exercise price per share of Common Stock purchasable under a Non-Qualified Option shall not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option and not less than the par value of the Common Stock.

(b)           Option Term. The term of each Non-Qualified Option shall be fixed by the Committee; provided, however, that no Non-Qualified Option shall have a term in excess of ten years.

(c)            Exercisability and Vesting. Non-Qualified Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may impose different schedules for exercisability and vesting. In addition, the Committee may permit Non-Qualified Options to be exercised for Restricted Stock. The Committee may waive any exercise or vesting provisions contained in an award or accelerate the exercisability or vesting of the Non-Qualified Option at any time in whole or in part.

(d)           Method of Exercise. Non-Qualified Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of shares to be purchased, accompanied by payment of the aggregate exercise price for such shares. Payment of the exercise price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit attesting to the ownership of the shares together with such supporting documentation as the Committee may require) of shares of Common Stock already owned by the Optionee, (iii) application of shares subject to the Stock Option to satisfy the exercise price (“net exercise”), (iv) broker-assisted “cashless exercise,” (v) a loan from the Company (to the extent permitted by applicable law), (vi) any other manner permitted by law, or (vii) any combination of the foregoing.

(e)            No Stockholder Rights. An Optionee shall have no rights to dividends or other rights of a stockholder with respect to shares subject to a Non-Qualified Option until the Optionee has duly exercised such Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(f)            Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company and/or its Affiliates, the Non-Qualified Option shall be exercisable to the extent determined by the Committee (but, to the extent required by California law, no less than six (6) months after a termination caused by death or Disability, and not less than thirty (30) days after a termination for any other reason (other than Cause)), but not beyond the option term. The Committee may provide different post-termination exercise provisions, which may vary based on the nature of and reason for the termination. Unless the Committee provides otherwise, a Non-Qualified Option shall terminate immediately upon the giving of notice of the termination of the award holder’s employment or other Relationship for Cause, six (6) months after the award holders termination of employment or other Relationship on account of death or Disability and thirty (30) days after the award holder’s termination of employment or other Relationship for any other reason. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)           Non-transferability. Unless otherwise provided by the Committee, (i) Non-Qualified Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Non-Qualified Options shall be exercisable only by such Optionee. The Committee may permit the transfer of Non-Qualified Options to such other transferees and on such terms and conditions as may be determined by the Committee (except that such discretion shall be limited to the extent require by California Law).

(h)           Surrender Rights. The Committee may provide that Non-Qualified Options may be surrendered for cash upon any terms and conditions set by the Committee.

7.2          Substitute Options. Notwithstanding the provisions of Section 7.1 of the Plan, in connection with a merger or consolidation of an entity with the Company or one of its Affiliates or the acquisition by the Company or one of its Affiliates of property or stock of an entity, the Committee may grant Non-Qualified Options in substitution for any stock options granted by such entity or an affiliate thereof. Such substitute Non-Qualified Options may be granted on such terms, as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Non-Qualified Options contained in other provisions of this Section 7, but giving due consideration to accounting and Section 409A consequences.

SECTION 8.       Incentive Options

8.1          Subject to the following provisions, Incentive Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)            Exercise Price. The exercise price per share of Common Stock purchasable under an Incentive Option shall not be less than the Fair Market Value of the Common Stock on the date of the award of the Incentive Option. No Incentive Option granted to an Employee who at the time of grant owns (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates shall have an exercise price which is less than 110% of the Fair Market Value of the Common Stock on the date of the award of the Incentive Option.

(b)           Option Term. No Incentive Option shall have a term in excess of ten years. No Incentive Option granted to an Employee who at the time of grant owns (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates shall have a term in excess of five years.

(c)            Exercisability. Incentive Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may impose different schedules for exercisability and vesting. In addition, the Committee may permit Incentive Options to be exercised for Restricted Stock. The Committee may waive any exercise or vesting provisions contained in an award or accelerate the exercisability or vesting of the Incentive Option at any time in whole or in part. Notwithstanding the provisions of this paragraph (c), the aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company and its Affiliates) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.

(d)           Method of Exercise. Incentive Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of shares to be purchased, accompanied by payment of the aggregate exercise price for such shares. Payment of the exercise price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit attesting to the ownership of the shares together with such supporting documentation as the Committee may require) of shares of Common Stock already owned by the Optionee, (iii) application of shares subject to the Stock Option to satisfy the exercise price (“net exercise”), (iv) broker-assisted “cashless exercise,” (v) a loan from the Company (to the extent permitted by applicable law), (vi) any other manner permitted by law, or (vii) any combination of the foregoing.

(e)            No Stockholder Rights. An Optionee shall have no rights to dividends or other rights of a stockholder with respect to shares subject to an Incentive Option until the Optionee has duly exercised such Incentive Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(f)             Termination of Employment. Following the termination of an Employee’s employment with the Company and/or its Affiliates, the Incentive Option shall be exercisable to the extent determined by the Committee (but, to the extent required by California law, not less than six (6) months after a termination caused by death or Disability, and not less than thirty (30) days after a termination for any other reason (other than Cause)), but not beyond the option term. The Committee may provide different post-termination exercise provisions, which may vary based on the nature of and reason for the termination, and may permit an Incentive Option to be exercised at a time following termination of employment when it is no longer entitled to tax treatment as an incentive stock option. Unless the Committee provides otherwise, an Incentive Option shall terminate immediately upon the giving of notice of the termination of the award holder’s employment for Cause, six (6) months after the award holders termination of employment or other Relationship on account of death or Disability and thirty (30) days after the award holder’s termination of employment for any other reason. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment.

(g)           Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(h)           Surrender Rights. The Committee may provide that Incentive Options may be surrendered for cash upon any terms and conditions set by the Committee.

(i)             Last Grant Date. No Incentive Option shall be granted more than ten years from the earlier of the date of adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders.

(j)             Notification of Disqualifying Disposition. Each recipient of an Incentive Option who disposes of any shares of Common Stock acquired upon exercise of an Incentive Option within two years of the date of exercise shall notify the Company promptly after such disposition.

8.2         Amendment of Incentive Option into Non-Qualified Option. Notwithstanding the foregoing provisions, if permitted under Section 4.2(g) of the Plan, the Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 7 of the Plan.

8.3          Substitute Options. Notwithstanding the provisions of Section 8.1 of the Plan, in connection with a merger or consolidation of an entity with the Company or one of its Affiliates or the acquisition by the Company or one of its Affiliates of property or stock of an entity, the Committee may grant Incentive Options in substitution for any incentive stock options granted by such entity or an affiliate thereof, subject to the requirements of Treasury Regulation 1.424-1 and giving due consideration to accounting and Section 409A consequences.

SECTION 9.       Stock Appreciation Rights

9.1         A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount (in cash, shares of Common Stock, or a combination thereof, as determined by the Committee) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement over a base amount specified by the Committee. Any such award shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted, and shall be in such form and shall have such terms and conditions as the Committee may determine, giving due consideration to accounting and Section 409A consequences. A Stock Appreciation Right shall not be transferable by the holder, other than by will or by the laws of descent and distribution, and during the award holder’s lifetime, all Stock Appreciation Rights shall be exercisable only by such holder. The Committee may permit the transfer of Stock Appreciation Rights to such other transferees and on such terms and conditions as may be determined by the Committee (except that such discretion shall be limited to the extent required by California law.)

SECTION 10.     Restricted Stock

10.1        Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)            The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Affiliates, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

(b)           Stock certificates representing the Restricted Stock awarded under the Plan (if issued) shall be registered in the award holder’s name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder and that the award holder deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Except as may be permitted by the Committee (with such discretion limited to the extent required by California law), no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her estate in the event of death), free of all restrictions (other than those set forth in Section 13) or, if stock certificates are not issued by the Company, the vesting of such shares shall be duly recorded on the books of the Company.

(c)           The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock, and may determine the vesting and payment provisions applicable to such dividends in accordance with Section 4.2(e) of the Plan. Unless the Committee provides otherwise, Common Stock or other securities received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)           Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(e)            The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock.

(f)            To the extent permitted by law, an election under Section 83(b) of the Code may be made by an award holder that is subject to U.S. federal income tax (in the award holder’s discretion) with respect to such award in connection with the grant of an award of Restricted Stock.

SECTION 11.     Restricted Stock Units

11.1        A Restricted Stock Unit entitles the award holder to receive one share of Common Stock (or the Fair Market Value of a share in cash) at a specified time. Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)           The award shall specify the number of Restricted Stock Units and the date or dates on which such RSUs shall be settled. The Committee may condition the grant or vesting of RSUs upon the completion of a specified period of service with the Company and/or its Affiliates, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine. The Committee may provide that the settlement of RSUs shall occur upon vesting or at a later date, and may permit the award holder to elect the settlement date (giving due regard to the requirements of Section 409A).

(b)           An award holder shall have no voting rights or other rights of a stockholder with respect to Restricted Stock Units. The Committee may provide for the payment of dividend equivalents with respect to a Restricted Stock Unit award, and may determine the vesting and payment provisions applicable to such dividend equivalents in accordance with Section 4.2(e) of the Plan.

(c)            Except as may be provided by the Committee (with such discretion limited to the extent required by California law and giving due regard to the requirements of Section 409A), RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered prior to their settlement date.

(d)           At the settlement date, the award holder (or his or her estate in the event of death) shall receive (i) certificates for the number of shares of Common Stock equal to the number of shares covered by the RSU award (or, if stock certificates are not issued by the Company, the recording of ownership of such shares on the books of the Company), (ii) cash equal to the Fair Market Value of such Common Stock on the settlement date, or (iii) a combination of shares and cash, as the Committee may determine.

(e)            Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before an RSU has vested, his or her RSU award shall be forfeited.

(f)            The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, an RSU award, giving due regard to the limitations imposed by Section 409A.

SECTION 12.     Tax Withholding

12.1       Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient to satisfy any federal, state, local or other withholding tax liability with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, its Affiliates), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the award holder.

12.2       To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have withholding obligations for federal, state and local taxes, including payroll taxes, with respect to an award payable in Common Stock satisfied by (i) having the Company withhold from the unrestricted shares otherwise deliverable to such person shares of Common Stock having a value equal to such withholding obligation with respect to the award or (ii) delivering to the Company shares of unrestricted Common Stock. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable to an Employee be applied to satisfy the minimum statutory withholding obligation with respect to the award.

SECTION 13.     Restrictions on Exercise of Awards and Transfer of Shares

13.1       If at any time the Committee determines that the sale or delivery of Common Stock under the Plan is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise any award or receive any Restricted Stock or Common Stock shall be suspended until the Committee determines that such sale or delivery is lawful. No such suspension shall extend the term of any award. Except as may be provided in the Stockholders’ Agreement, the Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section.

13.2        Any person exercising an award or receiving Restricted Stock or Common Stock shall make such representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit exercise of an award or delivery of Restricted Stock or Common Stock until such representations and information have been provided.

13.3          In connection with the grant, vesting and/or exercise of any award under the Plan, the Committee will require an award holder to execute and become a party to the Stockholders’ Agreement as a condition of such grant, vesting and/or exercise. The Stockholders’ Agreement may contain restrictions on the transferability of shares of Common Stock acquired under the Plan (such as the right of first refusal or a prohibition on transfer) and such shares may be subject to call rights and drag-along rights in favor of the Company.

13.4         As a condition to the exercise of an award or delivery of Restricted Stock or Common Stock prior to the Company’s initial public offering, the award holder may be required by the Committee to agree to such restrictions on the sale or other transfer of the Common Stock acquired under the Plan as may be requested by the Company or its underwriters at the time of its initial public offering.

13.5         As a condition to the exercise of an Incentive Option, the award holder shall be required to agree to notify the Company of any disposition of the shares acquired on exercise which occurs within two years of the date of exercise.

13.6          The Committee may provide, at the time of grant (or by amendment with the award holder’s consent), that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if, during the period of an award holder’s employment or other Relationship with the Company and/or its Affiliates or within two years after termination of such employment or Relationship, the award holder engages in any of the conduct described below (“Disqualifying Conduct”). Disqualifying Conduct shall mean (i) the award holder’s performance of service for a competitor of the Company and/or its Affiliates, including service as an Employee, director, or consultant, or the award holder’s establishing of a business that competes with the Company and/or its Affiliates, (ii) the award holder’s solicitation of Employees or customers of the Company and/or its Affiliates, (iii) the award holder’s improper use or disclosure of confidential information of the Company and/or its Affiliates, or (iv) the award holder’s engaging in any other conduct described in the definition of “Cause” in Section 3.1(c) of the Plan. Upon any forfeiture under this Section 13.6 of Common Stock for which the award holder has paid an exercise price or purchase price, the Company shall repurchase such Common Stock at the lower of the Fair Market Value of the Common Stock on the date of repurchase or the exercise or purchase price paid for such Common Stock by the award holder. Except as provided in the preceding sentence, no amount shall be paid to an award holder upon the forfeiture of an award under this Section 13.6.

13.7          Unless the Committee determines otherwise, certificates for the shares of Common Stock acquired under the Plan shall be registered in the name of the award holder, but held by the Company, and shall be transferable only to the Company, until such time as the shares are no longer subject to the Company’s repurchase rights under the Plan or under any stockholders agreement. Issuance of such certificates shall be conditioned on delivery by the award holder of a stock power to the Company, endorsed in blank, with respect to such shares. Alternatively, the Committee may provide for the issuance of the stock certificates to the award holder, in which case the Company may place an appropriate legend on the certificates evidencing the Company’s repurchase rights and any transfer restrictions on such shares, and may issue stop transfer instructions in respect thereof.

SECTION 14.     Change in Control

14.1        The Committee shall have the authority to determine the treatment of awards in the event of a Change in Control of the Company or the Affiliate which employs the award holder.

14.2        Upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may take such action as it in its discretion deems appropriate (taking into account Section 409A and any effect on accounting treatment) to (i) accelerate the time when awards vest and/or may be exercised, (ii) cash out outstanding awards at or immediately prior to the date of such event (by payment of the Fair Market Value of the Common Stock at the time in the case of restricted stock and restricted stock unit awards and by payment of the amount, if any, by which the Fair Market Value of the Common Stock at the time exceeds the exercise price or base price of the award in the case of Stock Options and Stock Appreciation Rights), (iii) provide for the assumption of outstanding awards by surviving, successor or transferee corporations, (iv) provide that Stock Options shall vest and be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate, or (v) make such other changes as it deems advisable, in its sole discretion.

14.3        Unless otherwise provided by the Committee, a Change in Control of the Company is deemed to have occurred upon any of the following events:

(a)           any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or affiliate, any employee benefit plan sponsored or maintained by the Company or any subsidiary or affiliate (including any trustee of such plan acting as trustee) and any Permitted Holder (as defined below), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then- outstanding securities, other than in connection with a merger, consolidation, recapitalization or reorganization of the Company;

(b)           the consummation of a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction that would result in at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned in approximately the same proportion by persons who together beneficially owned at least 50% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this Section 14.3(b), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold is due solely to the acquisition of voting securities by the Company or such surviving entity or any subsidiary or affiliate of the Company or such surviving entity, by an employee benefit plan of the Company or such surviving entity or of any subsidiary or affiliate of the Company or such surviving entity, or by any Permitted Holder;

(c)            the stockholders of the Company approve a plan of complete liquidation of the Company, or the consummation of a sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect) unless at least 50% of the total voting power represented by the voting securities of the acquiring company outstanding immediately after such transaction are beneficially owned in approximately the same proportion by persons who together beneficially owned at least 50% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this Section 14.3(c), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold is due solely to the acquisition of voting securities by the Company or such acquiring company or any subsidiary or affiliate of the Company or such acquiring company, by an employee benefit plan of the Company or such acquiring company or of any subsidiary or affiliate of the Company or such acquiring company, or by any Permitted Holder; or

(d)           during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, together with any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (c) above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

“Permitted Holder” shall mean Mudrick Capital Management L.P., Verto Direct Opportunity LP, Boston Patriot Battery March St. LLC, P Mudrick LTD, Mudrick Distressed Opportunity Drawdown Fund LP, Mudrick Distressed Opportunity Drawdown Fund LP, Mudrick Distressed Opportunity Specialty Fund LP, Blackwell Partners LLC – Series A, Mudrick Distressed Opportunity Fund Global LP, Paulson Credit Opportunities Master LTD, Paulson & Co. Inc., Paulson Credit Opportunities Master LTD and their respective affiliates.

SECTION 15.     General Provisions

15.1        Nothing in the Plan, or in any award shall confer upon any award holder any rights with respect to continuation of his or her employment by or other Relationship with the Company and/or its Affiliates, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.2        Nothing set forth in this Plan shall prevent the Board from adopting additional compensation arrangements.

15.3          To the extent permitted by Section 409A and other applicable law, the Company and/or its Affiliates shall have the right to offset amounts payable under this Plan or under any award against any amounts owed to the Company and/or its Affiliates by the award holder. By accepting any award granted hereunder, an award holder agrees to any deduction or setoff under this Section 15.3.

15.4           Section 409A. All awards granted under the Plan are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and the provisions of the Plan and any award granted under the Plan shall be construed in a manner consistent therewith. Notwithstanding any provision of the Plan or an award to the contrary, any amounts payable under the Plan on account of termination of employment to an award holder who is a “specified employee” within the meaning of Section 409A, as determined by the Committee in accordance with Section 409A, which constitute “deferred compensation” within the meaning of Section 409A and which are otherwise scheduled to be paid during the first six months following the award holder’s termination of employment (other than any payments that are permitted under Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the award holder’s termination of employment, at which time all payments that were suspended shall be paid to the award holder in a lump sum.

15.5          Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

SECTION 16.     Amendments and Termination

16.1         No award shall be granted under the Plan after September 8, 2026. The Board may discontinue the Plan at any time and may amend it from time to time, in each case after consideration of the consequences under Section 409A. Except as provided in Section 16.2 of the Plan, no amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without stockholder approval except (i) as required to satisfy applicable laws or regulations, or the requirements of any stock exchange or market on which the Common Stock is listed or traded, or (ii) if such action would (except for in Section 5.3 of the Plan) increase the total number of shares of Common Stock reserved for purposes of the Plan.

16.2         Notwithstanding any other provision of the Plan or of any award, the Board shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards, and to distribute, pay or settle all outstanding awards (based on the Fair Market Value of the Common Stock at the time of such settlement) without the consent of stockholders or award holders, subject to compliance with any applicable requirements of Section 409A.

16.3          The Committee may amend the terms of any award, prospectively or retroactively, subject to the limitations set forth in Section 4.2(g) of the Plan.

16.4         Notwithstanding any other provision of the Plan or of any award, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines that such amendment is necessary or appropriate to exempt the Plan or an award from, or to comply with, Section 409A.

SECTION 17.     Effective Date of Plan

17.1         The Plan shall be effective on September 8, 2016, subject to approval by the Company’s stockholders within 12 months of such date.